UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 26, 2021

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 N. Harwood Street, Suite 2200,

Dallas, TX 75201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CONE	The NASDAQ Global Select Market
1.450% Senior Notes due 2027	CONE27	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 26, 2021, CyrusOne Europe Finance DAC, a designated activity company organized under the laws of Ireland (the “Issuer”) and an indirect subsidiary of CyrusOne Inc., a Maryland corporation (the “Company”), closed its previously announced offering of €500 million aggregate principal amount of 1.125% Senior Notes due 2028 (the “Notes”).

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from the registration requirements.

The Issuer is wholly owned by CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”). The Notes were issued pursuant to an indenture, dated as of May 26, 2021 (the “Indenture”), among the Issuer and Wells Fargo Bank, N.A., as trustee, the Operating Partnership and the Company, as guarantors, Deutsche Bank Trust Company Americas, as authenticating agent and security registrar and Deutsche Bank AG, London Branch, as paying agent and transfer agent.

Indenture

The Company is filing the Indenture as Exhibit 4.1 to this report.

The Notes are unsecured senior obligations of the Issuer, which rank equally in right of payment with all of the Issuer’s existing and future unsecured senior debt and senior in right of payment to all of the Issuer’s future subordinated debt, if any. The Notes will be effectively subordinated to any of the Issuer’s future secured debt, if any, to the extent of the value of the assets securing such debt. The Notes will be guaranteed on a senior unsecured basis by CyrusOne LP and CyrusOne Inc., the sole beneficial owner and sole trustee of CyrusOne GP, which is the sole general partner of CyrusOne LP. The guarantees will rank equally in right of payment with all of CyrusOne Inc.’s and CyrusOne LP’s existing and future unsecured senior debt and senior in right of payment to all of CyrusOne Inc.’s and CyrusOne LP’s future subordinated debt, if any. The guarantees will be effectively subordinated to any of CyrusOne Inc.’s and CyrusOne LP’s future secured debt to the extent of the value of the assets securing such debt. In addition, the guarantees will be structurally subordinated to the liabilities of any subsidiaries of CyrusOne LP and CyrusOne Inc. (other than the Issuer).

The Notes will bear interest at a rate of 1.125% per annum, payable annually on May 26 of each year, beginning on May 26, 2022.

The Indenture limits the ability of CyrusOne LP and its subsidiaries to incur secured or unsecured indebtedness and to merge, consolidate or transfer all or substantially all of their assets, in each case subject to certain qualifications set forth in the Indenture. The Indenture also requires CyrusOne LP and its subsidiaries to maintain total unencumbered assets of at least 150% of their unsecured indebtedness on a consolidated basis.

The Notes will mature on May 26, 2028. However, prior to February 26, 2028, the Issuer may redeem some or all of the Notes at a price equal to 100% of their principal amount plus a “make-whole” premium. In addition, the Issuer may redeem some or all of the Notes on or after February 26, 2028, at a redemption price equal to 100% of the aggregate principal amount of the Notes. In each case, the Issuer must also pay accrued and unpaid interest, if any, to the redemption date.

The above description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Indenture and is qualified in its entirety by reference to the terms of the Indenture, a copy of which is attached hereto as Exhibit 4.1, and which is incorporated herein by reference.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of May 26, 2021, by and among CyrusOne Europe Finance DAC, as issuer, Wells Fargo Bank, N.A., as trustee, CyrusOne LP and CyrusOne Inc., as guarantors, Deutsche Bank Trust Company Americas, as authenticating agent and security registrar, and Deutsche Bank AG, London Branch, as paying agent and transfer agent.
4.2	Form of 1.125% Senior Note due 2028 (included in Exhibit 4.1).
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: May 26, 2021	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary